SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Aspen Insurance U.S. Services, Inc. Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 — Other Events

On April 25, 2007, Aspen Insurance Holdings Limited (‘‘Aspen’’) announced two separate collateralized reinsurance contracts to protect its balance sheet against severe California earthquake and US wind events.

Aspen has entered into a multi-year property catastrophe reinsurance agreement with Ajax Re Limited, a Cayman Islands domiciled reinsurer, to provide up to $100 million of reinsurance coverage for Aspen’s insurance subsidiaries in the event of one or more California earthquakes.

In a separate transaction, Aspen intends, subject to completion of contractual arrangements, to enter into a $100 million Industry Loss Warranty (‘‘ILW’’) reinsurance contract to provide protection against US catastrophic wind events.

The attached press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, provides additional information on the transactions described above.

This Current Report on Form 8-K, including the press release attached as exhibit 99.1, contains written, and Aspen’s officers may make related oral, ‘‘forward-looking statements’’ within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this release, please see the ‘‘Risk Factors’’ section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission on February 22, 2007.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

(d)	The following exhibit is filed as part of this report:

99.1    Press Release from Aspen Insurance Holdings Limited dated April 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: April 26, 2007	By:	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer